SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

On April 11, 2012, our subsidiary Charter Communications Operating, LLC, ("Charter Operating") executed an Incremental Activation Notice (the “Notice”) amending certain terms of its existing Credit Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010 by and among Charter Operating, CCO Holdings, LLC, the financial institutions party thereto from time to time and Bank of America, N.A. as the Administrative Agent (the “Existing Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Notice or in the Existing Credit Agreement, as applicable.

The Notice established (i) a new tranche of Term D Loan Commitments in an aggregate principal amount of $750,000,000 which was fully drawn on April 11, 2012, and (ii) New Revolving Commitments in an aggregate principal amount of $1,150,000,000 of which $95,000,000 was drawn on April 11, 2012. Amounts drawn under the Term D tranche were used to refinance Charter Operating's existing Term Loan B-1 and Term Loan B-2 and to pay-down a portion of its existing Term Loan C. Amounts drawn under the New Revolving Commitments to date were used to refinance Charter Operating's existing Revolving Loans, to pay transaction related fees and expenses or are expected to be used for general corporate purposes.

The maturity date of all Term D Loans is May 15, 2019. Term D Loans will bear interest at LIBOR plus 3.00% with a LIBOR floor of 1.00% or ABR plus 2.00%, as applicable. The termination date of the New Revolving Commitments is April 11, 2017. New Revolving Loans will bear interest at LIBOR plus 2.25% or ABR plus 1.25%, as applicable. The Commitment Fee Rate for the New Revolving Commitments is 0.50% per annum with certain adjustments as provided in the Notice.

Immediately following the execution of the Notice, Charter Operating entered into a Restatement Agreement, dated as of April 11, 2012, by and among Charter Operating, CCO Holdings, LLC, the Subsidiary Guarantors, the Lenders and the Administrative Agent party to the Existing Credit Agreement, to amend and restate the Existing Credit Agreement. The changes to the Existing Credit Agreement include, among other things, certain allowances under the negative covenants, the calculation of certain financial covenants and changes to the related financial definitions, and the thresholds for certain events of default. Additional provisions have been amended to accommodate the transactions contemplated by the Notice. For a full description of the terms and conditions of the Amended and Restated Credit Agreement see Exhibit “A” to the Restatement Agreement attached as Exhibit 10.2 to this current report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 2.03

Exhibit Number	Description

10.1*
Incremental Activation Notice, dated as of April 11, 2012 delivered by Charter Communications Operating, LLC (the “Borrower”), CCO Holdings LLC (“Holdings”), the Subsidiary Guarantors party thereto and each Term D Lender and New Revolving Lender party thereto to Bank of America, N.A. as administrative agent (the “Agent”) under that certain credit agreement (as amended, supplemented, or otherwise modified from time to time), dated as of March 18, 1999 as amended and restated as of March 31, 2010, by and among the Borrower, Holdings, the financial institutions party thereto from time to time and the Agent.

10.2*
Restatement Agreement, dated as of April 11, 2012 (the “Restatement Agreement”), to the Amended and Restated Credit Agreement, dated as of March 18, 1999 and amended and restated on March 31, 2010 (as amended and in effect immediately prior to the New Restatement Effective Date (as defined in the Restatement Agreement)) by and among Charter Communications Operating, LLC, CCO Holdings, LLC, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: April 17, 2012		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*
Incremental Activation Notice, dated as of April 11, 2012 delivered by Charter Communications Operating, LLC (the “Borrower”), CCO Holdings LLC (“Holdings”), the Subsidiary Guarantors party thereto and each Term D Lender and New Revolving Lender party thereto to Bank of America, N.A. as administrative agent (the “Agent”) under that certain credit agreement (as amended, supplemented, or otherwise modified from time to time), dated as of March 18, 1999 as amended and restated as of March 31, 2010, by and among the Borrower, Holdings, the financial institutions party thereto from time to time and the Agent.

10.2*
Restatement Agreement, dated as of April 11, 2012 (the “Restatement Agreement”), to the Amended and Restated Credit Agreement, dated as of March 18, 1999 and amended and restated on March 31, 2010 (as amended and in effect immediately prior to the New Restatement Effective Date, as defined in the Restatement Agreement) by and among Charter Communications Operating, LLC, CCO Holdings, LLC, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

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* filed herewith